Exhibit 10.3

AMENDMENT TO EXPION360 INC. 2021 INCENTIVE AWARD PLAN

This Amendment (this “Plan Amendment”) to the Expion360 Inc. 2021 Incentive Award Plan (as may be amended from time to time, the “2021 Plan”) is made on August 23, 2023. Capitalized terms used herein without definition shall have the meanings ascribed to such terms in the 2021 Plan.

WHEREAS, Section 11.4 of the 2021 Plan permits the Board to amend the 2021 Plan, subject, in the case of any amendment requiring stockholder approval under Applicable Law to approval by the Company’s stockholders;

WHEREAS, the Board desires to amend the 2021 Plan to increase the Overall Share Limit;

WHEREAS, an increase to the Overall Share Limit requires stockholder approval under Applicable Law;

WHEREAS, this Plan Amendment shall be submitted to the Company’s stockholders for approval, and shall become effective as of the date on which the Company’s stockholders approve such Plan Amendment (the “Amendment Effective Date”); and

WHEREAS, if the Company’s stockholders fail to approve this Plan Amendment, the 2021 Plan as in effect prior to the Amendment Effective Date shall continue in full force and effect;

NOW, THEREFORE, pursuant to Section 11.4 of the 2021 Plan, the 2021 Plan is hereby amended as follows, effective as of the Amendment Effective Date:

1.	Section 2.30 of the 2021 Plan is hereby amended to read as follows:

“Overall Share Limit” means the sum of (i) 10% of the fully diluted shares of all classes of the Company’s common stock outstanding immediately following the Public Trading Date plus (ii) any Shares that are subject to Awards that become available for issuance under the Plan pursuant to Article V plus (iii) an increase commencing on January 1, 2022 and continuing annually on the anniversary thereof through (and including) January 1, 2031, equal to the lesser of (A) 5% of the aggregate number of shares of all classes of the Company’s common stock outstanding on the last day of the immediately preceding calendar year and (B) such smaller number of Shares as determined by the Board or the Committee plus (iv) an additional 250,000 Shares as of the Amendment Effective Date.

2.	A new Section 2.1(a) is hereby added to the 2021 Plan, and shall read as follows:

“Amendment Effective Date” means the date the stockholders of the Company approve the amendment to the Plan proposed to such stockholders of the Company in the Company’s 2023 annual proxy statement.”

3.	This Plan Amendment may be executed in one or more facsimile, electronic or original counterparts, each of which shall be deemed an original and both of which together shall constitute the same instrument.

4.	All terms and provisions of 2021 Plan not amended hereby shall remain in full force and effect. From and after the Amendment Effective Date, all references to the term “Plan”, “Amendment Effective Date” or “2021 Plan” in this Plan Amendment or the 2021 Plan shall include the terms contained in this Plan Amendment.